GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp
Kenneth L Sendelweck, Secretary/Treasurer of German American Bancorp
(812) 482-1314

JASPER, INDIANA	FEBRUARY 4, 2005	GERMAN AMERICAN BANCORP REPORTS FOURTH QUARTER AND 2004 EARNINGS AND DECLARES QUARTERLY CASH DIVIDEND

German American Bancorp (NASDAQ: GABC) announced today that its earnings for the fourth quarter and the year 2004, exclusive of the effect of an impairment charge related to the Company’s investment holdings of preferred stock in various government sponsored enterprises, continued the trend of strong performance improvement experienced in recent quarters.

The Company elected to record, in the fourth quarter of 2004 a non-cash, other-than-temporary impairment charge of approximately $2.4 million after-tax, or $0.23 per share, related to certain investments in Federal Home Loan Mortgage Corporation (“FHLMC”) and Federal National Mortgage Association (“FNMA”) preferred stock. As a result of recent events at FHLMC and FNMA, the Company decided to record the unrealized losses in these securities as an other-than-temporary impairment in accordance with generally accepted accounting principles.

The Company’s net income, inclusive of the impairment charge, for the year ended December 31, 2004 was $7,239,000, or $0.66 per share, compared to 2003 net income of $8,168,000, or $0.73 per share. Fourth quarter reported earnings in 2004 were $579,000, or $.05 per share, with the reported earnings for the year earlier same period of $1,534,000, or $0.14 per share. Exclusive of the recording of the impairment charge, 2004 annual earnings would have been $9,669,000, or $0.89 per share, while fourth quarter earnings would have been $3,009,000, or $0.28 per share.

The earnings comparison was positively impacted by continuing improvements in the Company’s net interest income and net interest margin. Net interest income for the fourth quarter of 2004 exceeded the net interest income of the immediately preceding quarterly period for the fifth consecutive quarter. These increases, coupled with sustained growth of other operating income within the Company’s insurance and financial advisory services segments, were important contributors to the quarterly and annual performance improvement.

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp
Kenneth L Sendelweck, Secretary/Treasurer of German American Bancorp
(812) 482-1314

Commenting on the Company’s 2004 operating results, Mark A. Schroeder, German American President & CEO, stated, “On a go-forward basis, we’re very pleased with the strong fundamentals underlying our 2004 results. In addition to ongoing improvement in both our net interest income and net interest margin, revenue derived from our financial advisory and insurance operations grew to $6.7 million in 2004, increasing by 26% from prior year levels. Furthermore, we have been able to generate this growth in revenue with no discernable increase in total operating expenses as evidenced by a decline in salaries and benefits expense during 2004 and only a modest increase in other operating expenses, which was almost totally attributable to the costs associated with compliance with the requirements of Section 404 of the Sarbanes Oxley Act. Given the strength of the aforementioned trends and the anticipated earnings momentum driven by our balance sheet structure in the face of the current rising interest rate environment, we believe German American is very well positioned for the coming year.”

Schroeder continued, “While we obviously would have preferred to not have had our 2004 reported financial results affected by the securities impairment charge, we elected to record the other-than-temporary impairment charge because we believe it is a proper, conservative interpretation of current accounting literature. Having said that, we do not believe the current market value of these securities reflects their true long-term value. We have held these investment grade, adjustable rate preferred stocks as part of our available-for-sale investment portfolio for the past five years, and believe that the future market value of these securities will be positively impacted when the current issues, involving FHLMC and FNMA as government sponsored enterprises, are resolved. In the meantime, the current yield derived from these securities continues to represent an attractive return.”

The Company also announced that its Board had declared a regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2005 to shareholders of record as of February 10, 2005.

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp
Kenneth L Sendelweck, Secretary/Treasurer of German American Bancorp
(812) 482-1314

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 27 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

Forward-Looking Statements
The Company’s statements in this press release regarding its expectation of continued improvements in operating performance and regarding the future market value of securities issued by FHLMC and FNMA are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Changes in the Company’s net interest income and net interest margin may vary materially from those that are presently expected, if interest rates should decline or not increase. Other factors that could cause net interest income, net interest margin and earnings to vary from those that are expected, or those that have historically been achieved in recent periods, include the effects of changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of business initiatives and business strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. Changes in the market value of securities issued by FHLMC and FNMA may vary materially from current expectations due to changes in the earnings and financial condition of those companies and due to securities market conditions. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheet

	December 31,
	2004	2003
ASSETS
Cash and Due from Banks	$23,312	$28,729
Short term Investments	24,354	3,804
Investment Securities	194,994	213,210

Loans Held-for-Sale	3,122	1,416

Loans, Net of Unearned Income	629,793	611,866
Allowance for Loan Losses	(8,801)	(8,265)

Net Loans	620,992	603,601

Stock in FHLB and Other Restricted Stock	13,542	12,944
Premises and Equipment	20,231	21,605
Other Assets	41,547	40,637

TOTAL ASSETS	$942,094	$925,946

LIABILITIES
Non-interest bearing Demand Deposits	$123,127	$112,689
Interest-bearing Demand, Savings, and
Money Market Accounts	305,341	266,652
Time Deposits under $100,000	252,332	283,959
Time Deposits $100,000 or more and
Brokered Deposits	69,583	53,833

Total Deposits	750,383	717,133

Borrowings	95,614	112,559
Other Liabilities	12,428	13,128

TOTAL LIABILITIES	858,425	842,820

SHAREHOLDERS' EQUITY
Common Stock and Surplus	77,715	78,465
Retained Earnings	5,778	4,653
Accumulated Other Comprehensive Income	176	8

TOTAL SHAREHOLDERS' EQUITY	83,669	83,126

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$942,094	$925,946

BOOK VALUE PER SHARE	$7.68	$7.60

END OF PERIOD SHARES OUTSTANDING	10,898,241	10,932,882

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

INTEREST INCOME
Interest and Fees on Loans	$9,977	$9,951	$39,257	$41,781
Interest on Short-term Investments	60	66	129	270
Interest and Dividends on Investment Securities	2,052	2,092	8,324	8,568

TOTAL INTEREST INCOME	12,089	12,109	47,710	50,619

INTEREST EXPENSE
Interest on Deposits	2,810	3,246	11,747	13,997
Interest on Borrowings	1,153	1,473	4,724	7,087

TOTAL INTEREST EXPENSE	3,963	4,719	16,471	21,084

Net Interest Income	8,126	7,390	31,239	29,535
Provision for Loan Losses	487	316	2,015	811

Net Interest Income after
Provision for Loan Losses	7,639	7,074	29,224	28,724

NON INTEREST INCOME
Other Operating Income	3,196	3,113	12,323	10,266
Net Gain on Sales of Loans and Related Assets	152	154	975	2,588
Net Gain/(Loss) on Securities	(3,683)	3	(3,678)	80

TOTAL NON INTEREST INCOME	(335)	3,270	9,620	12,934

NON INTEREST EXPENSE
Salaries and Benefits	4,170	4,718	17,814	18,062
Net Loss on Extinguishment of Borrowings	---	984	---	1,898
Other Operating Expenses	2,984	3,131	12,795	12,259

TOTAL NON INTEREST EXPENSE	7,154	8,833	30,609	32,219

Income before Income Taxes	150	1,511	8,235	9,439
Income Tax Expense (Benefit)	(429)	(23)	996	1,271

NET INCOME	$579	$1,534	$7,239	$8,168

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.05	$0.14	$0.66	$0.73

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	10,898,241	10,953,785	10,914,622	11,176,766
Diluted	10,930,708	11,002,990	10,948,131	11,222,343